EXHIBIT 1


          MASTER TERMS AND CONDITIONS FOR RANGE FORWARD TRANSACTIONS
                BETWEEN CITIBANK, N.A. AND CENDANT CORPORATION

         The purpose of this Master Terms and Conditions for Range Forward Transactions (the "Master Confirmation"), dated as of December 17, 2003, is to set forth certain terms and conditions for range forward transactions that Cendant Corporation ("Counterparty") will enter into with Citibank, N.A. ("Citibank"). Each such transaction (a "Transaction") entered into between Citibank and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a written confirmation substantially in the form of Exhibit A hereto, with such modifications thereto as to which Counterparty and Citibank mutually agree (a "Confirmation"). This Master Confirmation and each Confirmation together constitute a "Confirmation" as referred to in the Agreement specified below.

         This Master Confirmation and a Confirmation evidence a complete binding agreement between you and us as to the terms of the Transaction to which this Master Confirmation and such Confirmation relates. In addition, you and we agree to use our best efforts promptly to negotiate, execute and deliver an ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Agreement") in the form published by the International Swaps and Derivatives Association, Inc. ("ISDA"), with such modifications as you and we shall in good faith agree (as modified, the "Agreement"). Upon the execution by you and us of the Agreement, this Master Confirmation and each Confirmation will supplement, form a part of, and be subject to the Agreement. A copy of the ISDA Agreement has been, or promptly after the date hereof will be, delivered to you. Prior to execution of the Agreement, this Master Confirmation and each Confirmation hereunder, together with all other documents referring to the ISDA Agreement (each a "Confirmation") confirming transactions (each a "Transaction") entered into between you and us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Agreement as if we had executed an agreement in such form on the Trade Date of the first such Transaction between you and us.

         The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "Definitions") as published by ISDA are incorporated into this Master Confirmation.

         THIS MASTER CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

         1. In the event of any inconsistency between this Master Confirmation, on the one hand, and the Definitions, the ISDA Agreement or, when executed, the Agreement, on the other hand, this Master Confirmation will control for the purpose of the Transaction to which a Confirmation relates. In the event of any inconsistency between the Definitions, the ISDA Agreement, the Agreement (when executed) and this Master Confirmation, on the one hand, and a Confirmation, on the other hand, the Confirmation will govern. With respect to a Transaction, capitalized terms used herein that are not otherwise defined shall have the meaning assigned to them in the Confirmation relating to such Transaction.

         2. Each party will make each payment specified in this Master Confirmation or a Confirmation as being payable by such party, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

         3. Confirmations:

         This Master Confirmation and the Agreement, together with the Confirmation relating to a Transaction, shall constitute the written agreement between Counterparty and Citibank with respect to such Transaction.

         Each Transaction to which a Confirmation relates is a range forward transaction, which consists of a share forward transaction for the sale of the Number of Shares from Share Seller to Share Buyer at the Forward Price on the Settlement Date (each, a "Forward") and a capped share appreciation rights option (each, an "Option"), the terms of which include:


General Terms:
-------------

         Trade Date:                      As provided in the relevant
                                          Confirmation.

         Issuer:                          HomeStore, Inc.

         Shares:                          The common stock of the Issuer
                                          (Symbol: "HOMS").

         Number of Shares:                As provided in the relevant
                                          Confirmation

         Forward:
         -------

         Share Seller:                    Counterparty

         Share Buyer:                     Citibank

         Forward Price:                   As provided in the relevant
                                          Confirmation

         Settlement                       Date: The Settlement Date for the
                                          Forward shall be the Settlement Date
                                          that would be determined for the
                                          Option set forth below as set forth in
                                          Section 6.2 of the Definitions as if
                                          such Option were a physically settled
                                          option. On the Settlement Date
                                          Counterparty shall deliver the Number
                                          of Shares to Citibank or its designee
                                          and Citibank shall pay the Forward
                                          Price to the Counterparty.

         Option
         ------

         Option Style:                    European

         Option Type:                     Call

         Seller:                          Citibank

         Buyer:                           Counterparty

         Number of Options:               As provided in the relevant Confirmation.

         Option Entitlement:              One Share per Option

         Premium:                         Unless otherwise provided in the relevant
                                          Confirmation,  none (determined on a net
                                          basis for Forward and the Option).

         Strike Price I:                  Equal to the Forward Price.

         Strike Price II:                 As provided in the relevant Confirmation

         Exchange:                        NASDAQ

         Related Exchanges:              American Stock Exchange, Pacific Stock
                                         Exchange, Philadelphia Stock Exchange,
                                         Chicago Board Options Exchange and any
                                         other relevant futures or options
                                         exchange with respect to the Shares.

         Automatic Exercise:             Applies

         Strike Price Differential:      The greater of (i) the relevant Settlement
                                         Price over Strike Price I, but not greater than
                                         the Maximum Differential, and (ii) zero.

         Maximum Differential:           The difference between Strike Price II and
                                         Strike Price I.


         Procedure for Exercise:
         ----------------------

         Expiration Time:                The Valuation Time

         Expiration Date:                As provided in the relevant Confirmation (or if
                                         such date is not an Exchange Business Day, the
                                         next following Exchange Business Day). If there
                                         is a Market Disruption Event on the Expiration
                                         Date, the Expiration Date will be adjusted in
                                         accordance with the terms hereof (as if such date
                                         were a Valuation Date).

         Automatic Exercise:             Applicable; provided, however, that Buyer may
                                         not prevent the exercise of any Option.

         Settlement Price:                The closing  price of a Share,  as reported by
                                          the Exchange (by  reference to Bloomberg  HOMS
                                          UQ [Equity] HP), at the Expiration Time on the
                                          Expiration Date.

         Valuation:
         ---------

         Valuation Time:                  At the close of trading in respect of regular
                                          trading hours on the Exchange, without regard
                                          to extended trading hours on the Exchange, if
                                          any.

         Valuation Date:                  The Exercise  Date;  provided that if a Market
                                          Disruption Event occurs on that date, the
                                          Valuation Date for the relevant Transaction
                                          shall be the first succeeding Exchange
                                          Business Day on which there is no Market
                                          Disruption Event and which is not or is not
                                          deemed to be a Valuation Date in respect of
                                          any other Transaction under this Master
                                          Confirmation; provided, further, that if the
                                          Valuation Date has not occurred pursuant to
                                          the preceding proviso as of the Final
                                          Disruption Date for such Transaction, that
                                          Final Disruption Date shall be the Valuation
                                          Date (irrespective of whether such day is a
                                          Valuation Date in respect of any other
                                          Transaction under this Master Confirmation)
                                          and the Settlement Price shall be the price
                                          determined by the Calculation Agent in its
                                          discretion.

         Final Disruption Date:           As provided in the relevant Confirmation.Market
                                          Disruption Event: Means, notwithstanding the
                                          provisions in the Definitions, the occurrence
                                          or existence at any time on a Valuation Date
                                          of any suspension of or limitation in trading
                                          in the Shares or in listed options or futures
                                          on the Shares (by reason of movements in
                                          price exceeding limits permitted by the
                                          relevant exchange or otherwise), if, in the
                                          determination of the Calculation Agent, such
                                          suspension or limitation is material.

                                          The Calculation Agent shall as soon as
                                          reasonably practicable under the
                                          circumstances notify the other party of the
                                          occurrence or existence of a Market
                                          Disruption Event on any day that but for the
                                          occurrence or existence of a Market
                                          Disruption Event would have been a Valuation
                                          Date.

Settlement Terms:
----------------

         Settlement:                      Settlement of a Transaction shall be by Physical
                                          Settlement for the Forward Transaction and
                                          by Cash Settlement for the Option.

         Failure to Deliver:              Inapplicable

         Conditions to
         Physical Settlement:             The Shares delivered to Citibank shall be eligible
                                          for resale pursuant to Rule 144. At or prior
                                          to delivery of any Shares, Citibank shall
                                          have received customary Rule 144 selling
                                          documentation and if and only if, under the
                                          applicable rules of the Clearance System, the
                                          Shares to be delivered cannot be deposited
                                          into the Clearance System on or before the
                                          Settlement Date because of their restricted
                                          status under the Securities Act of 1933, as
                                          amended (the "Securities Act"), then the
                                          following provisions shall apply in lieu of
                                          the last sentence of Section 6.1 of the
                                          Definitions and the provisions relating to
                                          Settlement Disruption Events:

                                          (a) Counterparty shall deliver or cause the
                                          delivery to or at the direction of Citibank
                                          of one or more stock certificates
                                          representing the Number of Shares registered
                                          in the name of Citibank or its nominee, with
                                          all necessary stock issuance and transfer tax
                                          stamps affixed thereto, without any legends
                                          or endorsements thereon other than a legend
                                          to the effect that the Shares have not been
                                          registered under the Securities Act, and,
                                          therefore, cannot be resold unless they are
                                          registered under the Securities Act or resold
                                          in a transaction exempt from or not subject
                                          to the registration requirements of the
                                          Securities Act. Counterparty shall cause the
                                          transfer of such Shares to be registered on
                                          the books of the Issuer and/or any applicable
                                          transfer agent.

                                          (b) The sum of (i) the Forward Price times
                                          the Number of Shares and (ii) the Cash
                                          Settlement Amount for the Option (the
                                          "Settlement Amount") shall be paid by wire
                                          transfer of immediately available funds to
                                          the account of Counterparty designated in
                                          writing to Citibank prior to the Settlement
                                          Date; provided that Citibank shall be
                                          entitled to delay payment of the Settlement
                                          Amount until such time as Citibank receives
                                          the unlegended shares, representing all the
                                          Number of Shares. Citibank agrees to use
                                          reasonable efforts to sell the Shares
                                          delivered by Counterparty as soon as
                                          reasonably practicable after receipt and to
                                          provide the Issuer customary Rule 144 selling
                                          documentation in connection with such sales.


Adjustments:
-----------

         Potential Adjustment Event:      Sections 9.1(e)(iv) and (v) of the Definitions
                                          are hereby deleted. Section 9.1(e)(vi) of the
                                          Definitions is hereby restated as follows:

                                          "(vi) any event that may have a
                                          material effect on the theoretical
                                          value of the Shares or a Transaction."

         Method of Adjustment:            In the event of the occurrence of a Potential
                                          Adjustment Event, the Calculation Agent will
                                          determine whether such Potential Adjustment
                                          Event has a material effect on the
                                          theoretical value of the Shares or a
                                          Transaction and, if so, will (i) make the
                                          corresponding adjustment(s), if any, to the
                                          Number of Options, the Option Entitlement,
                                          the Number of Shares, the Strike Prices and,
                                          in any case, any other variable relevant to
                                          the exercise, valuation, settlement or
                                          payment terms of a Transaction as the
                                          Calculation Agent determines appropriate to
                                          account for that material effect and (ii)
                                          determine the effective date(s) of the
                                          adjustment(s).

                                          The Calculation Agent shall provide prompt
                                          notice of any adjustment(s), including a
                                          schedule or other reasonably detailed
                                          explanation of the basis for and
                                          determination of each adjustment. If as a
                                          result of such adjustments the Calculation
                                          Agent determines that an amount is owed to
                                          Citibank by Counterparty, the Calculation
                                          Agent shall notify Counterparty of such
                                          amount, which Counterparty shall pay to
                                          Citibank within three (3) Currency Business
                                          Days following the receipt of such notice.

         Dividend Adjustment:             Counterparty agrees to notify Citibank promptly
                                          of the first to occur of the announcement of
                                          an ex-dividend date of any cash dividend by
                                          or receipt of any cash dividend payment from
                                          the Issuer. If the dividend so announced or
                                          received is in excess of the Regular Dividend
                                          (and so long as such dividend is not an
                                          "extraordinary dividend", as that term is
                                          used in the Definitions), then upon such
                                          notification, the Calculation Agent will, at
                                          its election, either (i) make such
                                          adjustments to the Strike Prices of each
                                          Transaction or (ii) determine that an amount
                                          is owed to Citibank by Counterparty, in each
                                          case as it deems appropriate to preserve for
                                          the parties the intended economic benefits of
                                          such Transaction.

                                          The Calculation Agent shall provide prompt
                                          notice of any such adjustments, including a
                                          schedule or other reasonably detailed
                                          explanation of the basis for and
                                          determination of each adjustment. If the
                                          Calculation Agent determines that an amount
                                          is owed to Citibank by Counterparty, the
                                          Calculation Agent shall notify Counterparty
                                          of such amount, which Counterparty shall pay
                                          to Citibank within three (3) Currency
                                          Business Days following the receipt of such
                                          notice.

                                          "Regular Dividend" means $0.00 per share per
                                          quarter. For the avoidance of doubt, if as a
                                          result of any Merger Event or Potential
                                          Adjustment Event (or any combination thereof)
                                          the Shares are adjusted to include the Shares
                                          of an issuer other than the initial Issuer or
                                          of more than one issuer (whether or not
                                          including the initial Issuer), then such
                                          adjustment shall apply with respect to any
                                          cash dividends to which the successor or
                                          additional Shares of the applicable issuer(s)
                                          are entitled and the Calculation Agent shall
                                          adjust the amount of the Regular Dividend
                                          after the Merger Event or Potential
                                          Adjustment Event.

Extraordinary Events:
--------------------

         Merger Event:                    Means, in respect of any relevant Shares, any (i)
                                          reclassification or change of such Shares
                                          that results in a transfer of or an
                                          irrevocable commitment to transfer
                                          outstanding Shares, (ii) consolidation,
                                          amalgamation or merger of the Issuer with or
                                          into another entity (whether or not the
                                          Issuer is the continuing entity), (iii)
                                          tender or exchange offer for such Shares that
                                          results in a transfer of or an irrevocable
                                          commitment to transfer outstanding Shares,
                                          (iv) sale, transfer, lease or conveyance of a
                                          material portion of the Issuer's assets to
                                          another entity or entities in a single
                                          transaction or series of related
                                          transactions, (v) purchase or other
                                          acquisition of an entity, division, business
                                          or any material portion thereof in a single
                                          transaction or series of related transactions
                                          that results in a material increase or change
                                          in the Issuer's assets, and (vi) any other
                                          corporate event or action affecting the
                                          Issuer that may have a material effect on the
                                          theoretical value of the Shares or a
                                          Transaction, in each case if the Merger Date
                                          occurs on or before the Expiration Date or
                                          Valuation Date, as applicable.

         Consequences of Merger Events:

         (a) Share-for-Share:             Cancellation and Payment.(b) Share-for-Other:
                                          Cancellation and Payment. (c) Share-for-Combined
                                          and any other Merger Event: Cancellation and
                                          Payment.

                                          Notwithstanding Section 9.2(b) of the
                                          Definitions, "Merger Date" means, in respect
                                          of a Merger Event, the date of the first
                                          public announcement of a firm intention to
                                          enter into the Merger Event, as determined by
                                          the Calculation Agent.

                                          Cancellation and Payment. Notwithstanding
                                          anything in the Definitions to the contrary,
                                          if Cancellation and Payment is applicable,
                                          then the Transactions subject to this Master
                                          Confirmation will be cancelled and one party
                                          will pay to the other party an amount
                                          determined as provided below, such payment to
                                          be made not later than three Currency
                                          Business Days following the determination by
                                          the Calculation Agent of such amount
                                          (denominated in the currency for settlement
                                          of the relevant Transaction as determined by
                                          the Calculation Agent). The amount to be paid
                                          by one party will pay to the other party will
                                          be the amount determined by the Calculation
                                          Agent based on an amount representing the
                                          Calculation Agent's determination of the fair
                                          value to Citibank of a comparable security
                                          with terms (including but not limited to
                                          imbedded options) that would preserve for
                                          Citibank the economic equivalent of any
                                          payment or delivery (assuming satisfaction of
                                          each applicable condition precedent) by the
                                          parties in respect of the relevant
                                          Transaction that would have been required
                                          after that date but for the occurrence of the
                                          Merger Event, Nationalization, Insolvency or
                                          De-Listing Event, as the case may be. The
                                          Calculation Agent shall provide Counterparty
                                          with a schedule or other reasonably detailed
                                          explanation of the basis for and
                                          determination of such amount.

         Nationalization, Insolvency or
         De-Listing:                      Cancellation and Payment as described
                                          above shall apply, at the election of
                                          Citibank at any time after the
                                          relevant Announcement Date.

                                          "Insolvency" means that "Bankruptcy" as
                                          defined in Section 5(a)(vii) of the ISDA
                                          Master Agreement has occurred with respect to
                                          the Issuer (without regard to any grace
                                          periods included therein).

                                          "De-Listing Event" means that the
                                          Shares cease to be listed on or quoted
                                          by any of the New York Stock Exchange,
                                          the American Stock Exchange or the
                                          NASDAQ National Market (or their
                                          respective successors) for any reason
                                          other than a Merger Event. For
                                          purposes of a De-Listing Event, the
                                          Announcement Date shall be deemed to
                                          be the date that the De-Listing Event
                                          first occurs (as determined by the
                                          Calculation Agent).


         4. Calculation Agent:

         Citibank is the Calculation Agent and shall make all calculations, adjustments and determinations required pursuant to a Transaction, and such calculations, adjustments and determinations shall be binding absent manifest error.

         5. Collateral:

         (a) On or prior to the Trade Date for a Transaction, Counterparty shall deliver a number of Shares equal to the Number of Underlying Shares for such Transaction (the "Collateral Shares") (if such Shares are in certificated form, together with proper instruments of assignment duly executed in favor of Citibank or its designee or in blank) to Citibank or its designee, in each case in a manner acceptable to Citibank. Counterparty hereby grants Citibank a continuing first priority, perfected security interest in and right of setoff against the Collateral Shares, all distributions thereon and rights relating thereto, and any other collateral acceptable to Citibank in its sole discretion that may be delivered by or on behalf of Counterparty in connection with such Transaction, and all proceeds of any of the foregoing (collectively, "Collateral"), as security for the prompt and complete payment and performance when due (whether on an Early Termination Date or otherwise) of all of Counterparty's payment and performance obligations under the Transactions hereunder and the ISDA Master Agreement (the "Secured Obligations"). Citibank may reregister the Collateral Shares and any other Collateral in its name or the name of its nominee at any time and, if such Shares or such other Collateral are in certificated form, Counterparty agrees to use reasonable best efforts (including, without limitation, providing at Counterparty's expense any opinion of counsel required by the Issuer) to cause the Issuer to effect such reregistration.

         (b) Counterparty represents, on each date on which Counterparty delivers or Citibank otherwise receives Collateral, that (i) Counterparty is the owner of all Collateral free of any lien, security interest, charge, adverse claim, restriction on transfer or other encumbrance, other than the Permitted Securities Law Restriction, (ii) Counterparty has the power and authority and has obtained all of the necessary consents and approvals to grant a first priority security interest to Citibank in the Collateral, (iii) upon the delivery of the Collateral Shares as described above and any other Collateral in a manner acceptable to Citibank, Citibank will have a valid and perfected first priority security interest in the Collateral Shares and the other Collateral, (iv) none of Counterparty's entry into this Master Confirmation or Citibank's exercise of any of its rights and remedies hereunder will violate or conflict with the terms of any agreement made by or applicable to Counterparty or will violate or conflict with any law, rule, policy or order applicable to Counterparty or the Collateral, and (v) Counterparty has furnished Citibank with copies of all agreements, contracts or instruments that relate to the Collateral Shares.

         (c) In addition to the rights granted to a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised), Citibank shall be entitled to hold the Collateral as collateral to the extent set forth below until the date all of Counterparty's obligations in connection with each Transaction hereunder, whether absolute or contingent, have been fully performed (the "Termination Date"). If Counterparty defaults on any obligation to Citibank under this Master Confirmation or otherwise, Citibank may exercise all rights with respect to the Collateral, sell or liquidate the Collateral to satisfy any of Counterparty's obligations to Citibank and set off any amounts payable by Counterparty with respect to any Secured Obligations against any Collateral held by Citibank or the cash equivalent of any Collateral (or any obligation of Citibank to deliver any Collateral to Counterparty). Counterparty acknowledges and agrees that the Collateral may decline speedily in value and is of a type customarily sold on a recognized market and, therefore, that Citibank is not required to send any notice of its intention to sell or otherwise dispose of the Collateral hereunder, except any notice that is required under applicable law and cannot be waived (in which case Counterparty agrees that ten days' prior written notice shall be commercially reasonable). Following a default, Citibank may, in its sole and absolute discretion, sell Collateral in a private sale in such manner and under such circumstances as Citibank may deem necessary or advisable (with Citibank or its affiliate having the right to purchase any or all of the Collateral Shares to be sold) and notwithstanding that a registration statement for all or any of such Collateral has been or could be filed or is not required under the Securities Act. Counterparty acknowledges that such sale shall be deemed to have been made in a commercially reasonable manner, notwithstanding that any such sale may be for a price less than that which might have been obtained had such Collateral been so registered or otherwise publicly sold. Without limiting the foregoing, upon request of Citibank following such default, Counterparty shall use reasonable best efforts to procure the registration by the Issuer of the Collateral Shares. Citibank shall apply the Collateral or the net proceeds of any such collection, exercise or sale to the payment in whole or in part of the Secured Obligations in such order as Citibank shall determine in the exercise of its sole discretion. Counterparty shall remain fully liable to Citibank for any amounts that remain outstanding after Citibank has liquidated and/or sold the Collateral and deducted its reasonable attorney fees and other costs and expenses incurred in connection therewith, plus interest thereon at the Default Rate from the date incurred to the date paid (which shall be Secured Obligations).

         (d) Unless a Potential Event of Default, an Event of Default or a Termination Event has occurred and is continuing with respect to Counterparty or an Early Termination Date has occurred or been designated as a result of an Event of Default or Termination Event with respect to Counterparty, Counterparty shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Master Confirmation; provided, however, that Counterparty shall not exercise or refrain from exercising such right if, in the judgment of Citibank, such action would have a material adverse effect on the value of the Collateral.

         (e) Unless a Potential Event of Default, an Event of Default or a Termination Event has occurred and is continuing with respect to Counterparty or an Early Termination Date has occurred or been designated as a result of an Event of Default or Termination Event with respect to Counterparty, Citibank shall pay over, or cause to be paid over, to Counterparty any cash dividends or similar cash distributions made in respect of the Collateral actually received by or on behalf of Citibank (other than any Excluded Distribution). Any cash Excluded Distribution which results in a payment obligation by Counterparty to Citibank under "Method of Adjustment" or "Dividend Adjustment" above shall be retained by Citibank in satisfaction of Counterparty's payment obligation under the relevant provision, and any other Excluded Distribution shall be retained by Citibank as Collateral. Any Excluded Distribution, if received by Counterparty, shall promptly be paid or delivered to Citibank in the manner directed by Citibank to be held as Collateral hereunder or to be applied to cover Counterparty's payment obligation under "Method of Adjustment" or "Dividend Adjustment" above, as the case may be, and shall be deemed held in trust for Citibank until so paid or delivered. For purposes of this provision, "Excluded Distribution" shall mean any dividend or other distribution in respect of the Collateral whose receipt constitutes a Potential Adjustment Event, that is in excess of the Regular Dividend or that is made in connection with a Merger Event.

         (f) Unless Counterparty satisfies Counterparty's obligations under a Transaction through delivery of other Shares, Counterparty hereby authorizes Citibank on the applicable Settlement Date to apply Collateral in the form of Shares to satisfy Counterparty's delivery obligations, if any, under such Transaction; provided that in no event shall (i) Citibank be required to make such application and (ii) this provision be construed as altering in any way Counterparty's obligations to satisfy all conditions to physical settlement under this Confirmation (see "Conditions to Physical Settlement" above). If so requested by a party, the other party agrees to cooperate in good faith (subject, in the case of Citibank, to such terms and conditions as it deems appropriate) in efforts to have the Collateral Shares deposited into the Clearance System.

         (g) Counterparty will faithfully preserve and protect Citibank's security interest in the Collateral, will defend Citibank's right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever, and will do all such acts and things and deliver all such documents and instruments, including without limitation further pledges, assignments, account control agreements, financing statements and continuation statements, as Citibank in its sole discretion may deem necessary or advisable from time to time in order to preserve, protect and perfect such security interest or to enable Citibank to exercise or enforce its rights with respect to any Collateral. Counterparty hereby irrevocably appoints Citibank as Counterparty's attorney-in-fact for the purpose of taking any action and executing any instrument which Citibank may deem necessary or advisable to accomplish the purposes of the pledge contemplated by this Master Confirmation. Citibank shall exercise reasonable care of the Collateral to the extent required by applicable law and in any event shall be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, Citibank shall have no duty with respect to the Collateral, including, without limitation, any duty to collect any distributions thereon or enforce or preserve any rights in the Collateral pertaining thereto.

         (h) Counterparty will not permit any lien, security interest, charge, adverse claim, restriction on transfer or other encumbrance, other than the lien and security interest Counterparty created hereby in favor of Citibank and the Permitted Securities Law Restriction, to exist upon any of the Collateral. Counterparty will not take any action that could in any way limit or adversely affect the ability of Citibank to realize upon its rights in the Collateral. Counterparty will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to the Collateral, or income or distributions in respect of the Collateral, upon becoming aware of the same. Notwithstanding anything to the contrary elsewhere in the Agreement or any Confirmation, all payments and all deliveries of Collateral, or income or distributions in respect of Collateral, pursuant to the Agreement shall be made and the value of any Collateral, or income or distributions in respect of Collateral, shall be calculated net of any and all present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority in respect thereof.

         (i) When no amounts are or thereafter may become payable or Shares deliverable by Counterparty with respect to any Secured Obligations (except for any potential liability under Section 2(d) of the ISDA Master Agreement), Citibank will return to Counterparty all Collateral, if any. When (x) no amounts are or thereafter may become payable or Shares deliverable by Counterparty with respect to any Secured Obligations relating to a particular Transaction (except for any potential liability under Section 2(d) of the ISDA Master Agreement), (y) no Potential Event of Default, Event of Default or Termination Event has occurred and is continuing with respect to Counterparty and (z) no Early Termination Date has occurred or been designated as the result of an Event of Default or Termination Event with respect to Counterparty, Citibank will return to Counterparty all Collateral relating to such Transaction, if any, as determined by Citibank.

         (j) The provisions of this Section 5 constitute a Credit Support Document with respect to Counterparty. The Transactions hereunder shall be disregarded for purposes of determining Exposure under any Credit Support Annex between the parties and any Collateral delivered to or received by Citibank under this Master Confirmation shall constitute neither Posted Collateral nor an Independent Amount under any such Credit Support Annex.

         6. Securities Law Representations and Agreements:

         Counterparty hereby represents, warrants and agrees in favor of Citibank on the Trade Date and, if different, on each date Collateral Shares (as defined in Section 4 above) are delivered to Citibank:

         (a) Prior to the entering into a Transaction, the Collateral Shares were "restricted securities" within the meaning of Rule 144 (the "Permitted Securities Law Restriction").

         (b) Counterparty is an Insider. "Insider" means a person who is an officer, director or beneficial owner of more than 10% of any class of equity securities of the Issuer required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or otherwise an affiliate of the Issuer within the meaning of the Securities Act.

         (c) Counterparty's "holding period" for the Collateral Shares, determined in accordance with Rule 144, commenced February 16, 2001. The pledge of the Shares constitutes a bona fide pledge with full recourse to Counterparty.

         (d) Neither Counterparty, nor any other "person" associated with Counterparty within the meaning of paragraph (a)(2) of Rule 144 (each such other person, an "Associated Person"), has any reason to believe that the Issuer has not complied with the reporting requirements as outlined in Rule 144(c).

         (e) Other than pursuant to the Transactions, neither Counterparty nor any Associated Person have, within the three-month period immediately preceding the Trade Date of a Transaction, (i) sold, pledged or otherwise disposed of any shares issued by the Issuer that are of the same class as the Shares or any securities issued by the Issuer that are convertible into shares of such class or any interest in such shares or securities or (ii) acted in concert with any person in connection with the sale, pledge or other disposition of any such shares or securities or any interest therein, in each case to the extent such sale, pledge or other disposition may be aggregated pursuant to Rule 144 with any disposition of the Collateral Shares by Citibank.

         (f) Until the Termination Date, Counterparty will not, nor will Counterparty permit any Associated Person to, without Citibank's prior written consent (i) during the period from the Trade Date until the final Expiration Date, neither Counterparty nor any of its subsidiaries will (i) offer, sell, transfer, agree to sell or transfer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, assign, pledge, hypothecate or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable therefor, or any interest therein or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of owning the Shares, whether any such transaction described in clause (i) or (ii) of this sentence is to be settled by delivery of such shares, in cash or otherwise or (iii) act in concert with any person in connection with any transaction described in clause (i) or (ii) above.

         (g) Counterparty will not offer or sell, directly or indirectly, any Shares pursuant to a registration statement under Section 5 of the Securities Act during the period from and including the fifth Exchange Business Day prior to and ending on the Valuation Date or any other date of termination or unwind of a Transaction in whole or in part.

         (h) Counterparty understands and will comply with Counterparty's responsibilities under applicable securities laws in connection with the Transactions including, but not limited to, the provisions of Rule 144 and the filing requirements (to the extent applicable) of Sections 13 and 16 of the Securities Exchange Act of 1934.

         7. Additional Representations and Agreements:

         (a) In connection with this Master Confirmation, each Confirmation, each Transaction to which a Confirmation relates and any other documentation relating to the Agreement, each party represents and acknowledges to the other party on the Trade Date of each Transaction that:

                  (i) such party is acting as principal for such party's own account and not as agent when entering into such Transaction;

                  (ii) such party has sufficient knowledge and expertise to enter into such Transaction and such party is entering into such Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as such party deems necessary and not upon any view expressed by the other. Such party has made such party's own independent decision to enter into such Transaction, is acting at arm's length and is not relying on any communication (written or oral) of the other party as a recommendation or investment advice regarding such Transaction. Such party has the capability to evaluate and understand (on such party's own behalf or through independent professional advice), and does understand, the terms, conditions and risks of such Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks. Such party acknowledges and agrees that the other party is not acting as a fiduciary or advisor to such party in connection with such Transaction. Such party is entering into such Transaction for the purposes of hedging such party's underlying assets or liabilities or in connection with a line of business, and not for purposes of speculation; and

                  (iii) such party is an "accredited investor" as defined in
         Section 2(a)(15)(ii) of the Securities Act and an "eligible contract participant" as such term is defined in the Commodity Exchange Act, as amended.

         (b) In connection with this Master Confirmation, each Confirmation, each Transaction to which a Confirmation relates and any other documentation relating to the Agreement, Counterparty represents and acknowledges to Citibank on the Trade Date of each Transaction that:

                  (i) Counterparty understands no obligations of Citibank to Counterparty hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Citibank or any governmental agency;

                  (ii) Counterparty's financial condition is such that Counterparty has no need for liquidity with respect to Counterparty's investment in such Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness. Counterparty's investments in and liabilities in respect of such Transaction, which Counterparty understands are not readily marketable, is not disproportionate to Counterparty's net worth, and Counterparty is able to bear any loss in connection with such Transaction, including the loss of Counterparty's entire investment in such Transaction;

                  (iii) COUNTERPARTY UNDERSTANDS THAT SUCH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS;

                  (iv) Neither Counterparty nor any of Counterparty's affiliates is in possession of any material non-public information concerning the Issuer. "Material" information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the Issuer;

                  (v) Counterparty is entering into such Transaction for Counterparty's own account and not with a view to transfer, resale or distribution and understands that such Transaction may involve the purchase or sale of a security as defined in the Securities Act and the securities laws of certain states, that any such security has not been registered under the Securities Act or the securities laws of any state and, therefore, may not be sold, pledged, hypothecated, transferred or otherwise disposed of unless such security is registered under the Securities Act and any applicable state securities law, or an exemption from registration is available;

                  (vi) Counterparty is aware and acknowledges that Citibank, its affiliates or any entity with which Citibank hedges such Transaction may from time to time take positions in instruments that are identical or economically related to such Transaction or the Shares or have an investment banking or other commercial relationship with the Issuer. In addition, Counterparty acknowledges that the proprietary trading and other activities and transactions of Citibank, its affiliates or any entity with which Citibank hedges such Transaction, including purchases and sales of the Shares in connection with, or in anticipation of, such Transaction, may affect the trading price of the Shares;

                  (vii) Counterparty will immediately inform Citibank of any changes in the information set forth herein occurring prior to the Termination Date;

                  (viii) Counterparty will immediately notify Citibank of the occurrence of an Event of Default under the ISDA Master Agreement where Counterparty is the Defaulting Party, or the occurrence of any event that with the giving of notice, the lapse of time or both would be such an Event of Default; and

                  (ix) Counterparty was not or will not be insolvent at the time any Transaction hereunder was consummated, and was not or will not be rendered insolvent or will not be insolvent as a result thereof. At the time of any transfer to or for the benefit of Citibank, Counterparty did not intend or will not intend to incur, and did not incur or will not incur, debts that were beyond the ability of Counterparty to pay as they mature.

         8. Acknowledgments:

         The parties hereto intend for:

         (a) Each Transaction hereunder to be a "securities contract" and a "swap agreement" as defined in the Bankruptcy Code (Title 11 of the United States Code) (the "Bankruptcy Code"), and the parties hereto are entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 555 and 560 of the Bankruptcy Code.

         (b) A party's right to liquidate a Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the ISDA Master Agreement with respect to the other party to constitute a "contractual right" as described in the Bankruptcy Code.

         (c) Any cash, securities or other property provided as performance assurance, credit support or collateral with respect to a Transaction to constitute "margin payments" and "transfers" under a "swap agreement" as defined in the Bankruptcy Code.

         (d) All payments for, under or in connection with a Transaction, all payments for the Shares and the transfer of such Shares to constitute "settlement payments" and "transfers" under a "swap agreement" as defined in the Bankruptcy Code.

         9. Indemnification:

         Counterparty agrees to indemnify and hold harmless Citibank, its Affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Citibank and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of any of the Transactions contemplated by this Master Confirmation, including but not limited to any sale of the Collateral Shares, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Citibank's breach of a material term of this Master Confirmation, willful misconduct or gross negligence. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law (but only to the extent that such harm was not caused by Citibank's breach of a material term of this Master Confirmation, willful misconduct or gross negligence), to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation or the ISDA Master Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the breach of a material term of this Master Confirmation, or the Indemnified Party's gross negligence or willful misconduct. The provisions of this Section 8 shall survive completion of the Transactions contemplated by this Master Confirmation and any assignment and delegation pursuant to Section 9(b) of this Master Confirmation and shall inure to the benefit of any permitted assignee of Citibank.

         10. Other Provisions:

         (a) Early Termination. The parties agree that for purposes of Section 6(e) of the ISDA Master Agreement, Second Method and Loss will apply to each Transaction under this Master Confirmation.

         (b) Transfer. Notwithstanding any provision of the Agreement to the contrary, Citibank shall be entitled to assign its rights and obligations hereunder to make or receive cash payments and transfer of Shares and other related rights to one or more entities that are wholly-owned, directly or indirectly, by Citigroup Inc., or any successor thereto (each, a "Citibank Affiliate"); provided that Counterparty shall have recourse to Citibank in the event of the failure by a Citibank Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to Citibank shall be limited to recoupment of Counterparty's monetary damages and Counterparty hereby waives any right to seek specific performance by Citibank of its obligations hereunder. Such failure after any applicable grace period shall be an Additional Termination Event with the Transaction to which the failure relates as the sole Affected Transaction and Citibank as the sole Affected Party.

         (c) Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with this Master Confirmation and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of such party and such party's affiliates.

         (d) Severability; Illegality. If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of such Transaction shall not be invalidated, but shall remain in full force and effect.

         (e) Waiver of Trial by Jury. EACH OF COUNTERPARTY AND CITIBANK HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY'S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY'S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR THE ACTIONS OF CITIBANK OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         (f) Confidentiality. Citibank and Counterparty agree that (i) Counterparty is not obligated to Citibank to keep confidential from any and all persons or otherwise limit the use of any element of Citibank's descriptions relating to tax aspects of the Transactions hereunder and any part of the structure necessary to understand those tax aspects, and (ii) Citibank does not assert any claim of proprietary ownership in respect of such descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for Counterparty.

         11. Borrow Events:

         Borrow Cost Increase. If at any time following 30 days after the Trade Date for a Transaction, Citibank does not, after using commercially reasonable efforts, successfully borrow Shares (up to a number equal to the Number of Underlying Shares) on terms that require Citibank to pay or bear costs in connection with such borrow in an amount less than or equal to the Fixed Borrow Cost, then the Calculation Agent will (a) make the corresponding adjustment(s), if any, to the Number of Options, the Option Entitlement, the Number of Shares, the Strike Prices, the Forward Price and, in any case, any other variable relevant to the exercise, valuation, settlement or payment terms of a Transaction as the Calculation Agent determines appropriate to account for any excess borrowing costs and (b) determine the effective date(s) of the adjustment(s).

         WHERE:

         "Fixed Borrow Cost" means 25 basis points per annum based on the closing price of a Share on the Exchange Business Day immediately preceding the relevant day.


         12. Accounts for Payment:

                  To Citibank:              Citibank, N.A.
                                            ABA# 021000089
                                            For credit to Equity Derivatives
                                            DDA# 00167679

                  To Counterparty:          Please provide.


                                            Yours sincerely,

                                            CITIBANK, N.A.

                                            By: /s/ William Ortner
                                                -------------------------

                                            Name:  William Ortner

                                            Title:  Vice President



Confirmed as of the date first above written:

CENDANT CORPORATION

By: /s/ David Wyshner
    ---------------------
    Name:  David Wyshner
    Title: Executive Vice President, Finance, Planning & Development

                                                                     EXHIBIT A
                                                         FORM OF RANGE FORWARD
                                                                  CONFIRMATION



                                 CONFIRMATION

Date:             _________________

To:               Cendant Corporation ("Counterparty")

Telefax No.:      _________________

Attention:        _________________

From:             Citibank, N.A. ("Citibank")

Telefax No.:      212-615-8985

         The purpose of this communication is to set forth the terms and conditions of the referenced Transactions entered into on the Trade Dates specified below (each a "Transaction") between you and us. This communication, together with the Master Confirmation (as defined below), constitutes a "Confirmation" as referred to in the Master Confirmation.

         1. The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

         2. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Range Forward Transactions dated as of December 17, 2003 (the "Master Confirmation") between you and us. All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Confirmation except as expressly modified below.

         3. The particular Transactions to which this Confirmation relates are range forward transactions, the terms of which are as follows:


------------------------------------------------------------------------------------------------
                                                     Forward
  Transaction                         Number of    Price/Strike     Strike Price    Expiration
 Reference No.     Trade Date      Shares/Options     Price I           II             Date
------------------------------------------------------------------------------------------------
   E03-02000,       12/17/03         340,000          $3.33          $3.885         01/20/04
   E03-02001
------------------------------------------------------------------------------------------------
   E03-02002,       12/17/03         340,000          $3.33          $3.885         01/21/04
   E03-02003
------------------------------------------------------------------------------------------------
   E03-02004,       12/17/03         340,000          $3.33          $3.885         01/22/04
   E03-02005
------------------------------------------------------------------------------------------------
   E03-02006,       12/17/03         340,000          $3.33          $3.885         01/23/04
   E03-02007
------------------------------------------------------------------------------------------------
   E03-02008,       12/17/03         340,000          $3.33          $3.885         01/26/04
   E03-02009
------------------------------------------------------------------------------------------------
   E03-02010,       12/17/03         340,000          $3.33          $3.885         01/27/04
   E03-02011
------------------------------------------------------------------------------------------------
   E03-02012,       12/17/03         340,000          $3.33          $3.885         01/28/04
   E03-02013
------------------------------------------------------------------------------------------------
   E03-02014,       12/17/03         340,000          $3.33          $3.885         01/29/04
   E03-02015
------------------------------------------------------------------------------------------------
   E03-02016,       12/17/03         340,000          $3.33          $3.885         01/30/04
   E03-02017
------------------------------------------------------------------------------------------------
   E03-02018,       12/17/03         340,000          $3.33          $3.885         02/02/04
   E03-02019
------------------------------------------------------------------------------------------------


         Final Disruption Date:    The fifth Exchange  Business Day following
                                   the final  Expiration Date set forth in
                                   the chart above.

         Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to each particular Transaction to which this Confirmation relates by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001,
Attention: Confirmation Unit.

                                 Yours sincerely,

                                 CITIBANK, N.A.

                                 By:_____________________
                                    Authorized Representative



Confirmed as of the date first above written:

CENDANT CORPORATION

By: ________________________
    Name:
    Title: